2016 Earnings Presentation March 14, 2017 Exhibit 99.2

Forward-Looking Statements Certain statements in this presentation constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” “targets,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on our current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance, nor should any conclusions be drawn or assumptions be made as to any potential outcome of any strategic review we conduct. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described in the Appendix and in more detail in Item 1A. Risk Factors in our annual and quarterly reports filed with the SEC.

GAAP FINANCIALS

($ in millions, except per share amounts)

	FY 2016	FY 2015	Q4 2016	Q3 2016	Q4 2015
Income Statement					
Total revenues [(1)]	$ 995.7	$ 1,274.3	$ 444.1	$ 297.3	$ 331.6
Total expenses [(2)]	(1,792.2)	(1,711.8)	(417.2)	(465.8)	(548.3)
Other gains (losses)	6.6	33.1	(0.1)	10.3	8.5
Income tax benefit (expense) [(3)]	260.7	141.2	(49.0)	56.4	91.1
Net loss	$ (529.2)	$ (263.2)	$ (22.2)	$ (101.8)	$ (117.1)
Net loss per share	$ (14.71)	$ (7.00)	$ (0.61)	$ (2.82)	$ (3.16)

	As of 12/31/2016	As of 9/30/2016	As of 12/31/2015
Balance Sheet			
Total Assets	$ 16,758.9	$ 17,508.4	$ 18,549.5
Total Liabilities	16,478.6	17,204.9	17,744.8
Equity	280.3	303.5	804.7

(1) Revenues include fair value adjustments related to changes in valuation inputs and other assumptions, including fair value changes on reverse loans and liabilities, of ($226.9) MN and ($139.5) MN for FY 2016 and FY 2015, respectively, and $156.4 MN, ($27.4) MN and $10.2 MN for 4Q16, 3Q16 and 4Q15, respectively.

(2) Expenses include goodwill and intangible assets impairment charges of ($326.3) MN in 2016 and ($207.6) MN in 2015, and ($13.2) MN, ($97.7) MN and ($151.0) MN for 4Q16, 3Q16 and 4Q15, respectively.

(3) The Company recorded a $38.5 MN valuation allowance to its deferred tax asset for the year ended December 31, 2016, which affects its effective tax rate for the period. Without this adjustment the Company's effective tax rate is approximately 38%.

Walter INVESTMENT MANAGEMENT CORP.

3

GAAP net loss of ($22.2) MN, ($0.61) per share, including $88.8 MN after-tax(1), $2.44 per share, of non-cash items $97.0 MN fair value gains due to changes in valuation inputs and other assumptions Adjusted Loss of ($40.1) MN after tax(1), ($1.10) per share AEBITDA of $43.3 MN 2016 Financial Results Q4 2016 FINANCIAL RESULTS (1) Reflected net of tax using the Company's estimated effective tax rate of 38%. (2) Calculated by dividing total stockholder's equity by the total number of outstanding shares as of December 31, 2016. GAAP net loss of ($529.2) MN, ($14.71) per share Adjusted Loss of ($81.4) MN after tax(1), ($2.26) per share AEBITDA of $322.9 MN Book Value per share of $7.70(2) 2016 FINANCIAL RESULTS

3 Focus Areas 1 3 Capital Efficiency Enhanced Leadership Team Process Efficiency 2

Enhanced Leadership Team Restructured leadership team by adding four key leaders to drive the way forward: Kim Gibson, head of Default Servicing with over 20 years of experience in the mortgage and financial services industry Tim Cranny, head of Performing Servicing with over 25 years of experience in financial services operations Fred Young, Chief Risk & Compliance Officer with over 20 years of regulatory and compliance experience Liz Monahan, Chief Human Resources Officer with over 25 years of HR experience

Asset Sales Update Recent actions include the following: Bulk sale transactions to New Residential Mortgage LLC (NRM) Sale of substantially all of WCO's assets Initiated flow sales to NRM Sale of Insurance business

Adopting a Core and Legacy framework to ensure resources are focused on the highest value opportunities: Core business will operate under our Ditech brand Lending and Servicing Operations Legacy assets represent non-strategic portfolios Exited Reverse originations to improve near-term operating results Company-wide Consolidating and simplifying infrastructure across the company Process Efficiency and Framework

GAAP net loss driven by: Non-cash income of $156.4 MN ($97.0 MN or $2.67 per share after tax(1)) resulting from $176.4 MN changes in valuation inputs and other assumptions and ($20.0) MN fair value to cash adjustment for reverse loans Lower tax benefit driven by $38.5 MN valuation allowance of deferred tax asset Severance and consulting costs associated with process improvement initiatives of $23.5 MN ($14.6 MN or ($0.40) per share after tax(1)) Goodwill impairment of $13.2 MN ($8.2 MN or ($0.22) per share after tax(1)) Elevated losses in default servicing in both Servicing and Reverse Mortgage Q4 2016 Consolidated Results Q4 2016 RESULTS GAAP Net Loss of ($22.2) MN, or ($0.61) per share Adjusted Loss of ($40.1) MN after tax, or ($1.10) per share AEBITDA of $43.3 MN (1) After tax amounts determined using 38% estimated effective tax rate.

Q4 2016 Servicing Results GAAP pre-tax income driven by: Non-cash income of $176.4 MN from changes in valuation inputs and other assumptions Advance provision of $31.5 MN Severance and consulting costs associated with process improvement initiatives of $17.6 MN Goodwill impairment of $13.2 MN Ending serviced UPB of $225.8 BN representing 1.9 MN accounts at December 31, 2016 RESULTS GAAP pre-tax income of $83.5 MN Adjusted Loss of ($47.3) MN AEBITDA of $23.1 MN

Q4 2016 Originations Results RESULTS Funded $5.3 BN during the quarter, approximately 68% in the correspondent channel The combined direct margin for Q4 2016 was 99 bps, an increase of 36 bps from the prior year quarter Recapture rate of 19% for Q4 2016; originated approximately 6,900 HARP loans GAAP pre-tax income of $21.4 MN Adjusted Earnings of $32.4 MN AEBITDA of $35.5 MN

Q4 2016 Reverse Mortgage Results RESULTS GAAP pre-tax loss driven by: ($20.0) MN fair value to cash adjustment for reverse loans ($8.8) MN curtailment liability Exited Originations business in January 2017; will continue to fund tails Continuing to evaluate balance sheet opportunities and other options to reduce losses GAAP pre-tax loss of ($39.6) MN Adjusted Loss of ($15.2) MN AEBITDA of ($13.4) MN

Appendix: Supplemental Information & Reconciliations

Use of Non-GAAP Measures and Definitions We manage our Company in three reportable segments: Servicing, Originations and Reverse Mortgage. We evaluate the performance of our business segments through the following measures: income (loss) before income taxes, Adjusted Earnings (Loss), and Adjusted EBITDA. Management considers Adjusted Earnings (Loss) and Adjusted EBITDA, both non-GAAP financial measures, to be important in the evaluation of our business segments and of the Company as a whole, as well as for allocating capital resources to our segments. Adjusted Earnings (Loss) and Adjusted EBITDA are supplemental metrics utilized by management to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use these measures when analyzing our operating performance. Adjusted Earnings (Loss) and Adjusted EBITDA are not presentations made in accordance with GAAP and our use of these measures and terms may vary from other companies in our industry. Adjusted Earnings (Loss) is defined as income (loss) before income taxes, plus changes in fair value due to changes in valuation inputs and other assumptions; goodwill and intangible assets impairment, if any; a portion of the provision for curtailment expense, net of expected third-party recoveries, if applicable; share-based compensation expense; non-cash interest expense; exit costs; estimated settlements and costs for certain legal and regulatory matters; fair value to cash adjustments for reverse loans; and select other cash and non-cash adjustments primarily including severance; gain or loss on extinguishment of debt; the net impact of the Non-Residual Trusts; transaction and integration costs; and certain non-recurring costs. Adjusted Earnings (Loss) excludes unrealized changes in fair value of MSR that are based on projections of expected future cash flows and prepayments. Adjusted Earnings (Loss) includes both cash and non-cash gains from mortgage loan origination activities. Non-cash gains are net of non-cash charges or reserves provided. Adjusted Earnings (Loss) includes cash generated from reverse mortgage origination activities. Adjusted Earnings (Loss) may from time to time also include other adjustments, as applicable based upon facts and circumstances, consistent with the intent of providing investors with a supplemental means of evaluating our operating performance. The Company revised its method of calculating Adjusted Earnings (Loss) beginning with the Form 10-K for the fiscal year ended December 31, 2016 to eliminate adjustments for the step-up depreciation and amortization adjustment, which represents depreciation and amortization costs related to the increased basis in assets (including servicing rights and subservicing contracts) acquired within business combination transactions. Adjusted EBITDA eliminates the effects of financing, income taxes and depreciation and amortization. Adjusted EBITDA is defined as income (loss) before income taxes plus: amortization of servicing rights and other fair value adjustments; interest expense on corporate debt; depreciation and amortization; goodwill and intangible assets impairment, if any; a portion of the provision for curtailment expense, net of expected third-party recoveries, if applicable; share-based compensation expense; exit costs; estimated settlements and costs for certain legal and regulatory matters; fair value to cash adjustments for reverse loans; and select other cash and non-cash adjustments primarily the net provision for the repurchase of loans sold; non-cash interest income; severance; gain or loss on extinguishment of debt; interest income on unrestricted cash and cash equivalents; the net impact of the Non-Residual Trusts; the provision for loan losses; Residual Trust cash flows; transaction and integration costs; servicing fee economics; and certain non-recurring costs. Adjusted EBITDA includes both cash and non-cash gains from mortgage loan origination activities. Adjusted EBITDA excludes the impact of fair value option accounting on certain assets and liabilities and includes cash generated from reverse mortgage origination activities. Adjusted EBITDA may also include other adjustments, as applicable based upon facts and circumstances, consistent with the intent of providing investors a supplemental means of evaluating our operating performance.

Use of Non-GAAP Measures and Definitions Adjusted Earnings (Loss) and Adjusted EBITDA should not be considered as alternatives to (i) net income (loss) or any other performance measures determined in accordance with GAAP or (ii) operating cash flows determined in accordance with GAAP. Adjusted Earnings (Loss) and Adjusted EBITDA have important limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Some of the limitations of these metrics are: Adjusted Earnings (Loss) and Adjusted EBITDA do not reflect cash expenditures for long-term assets and other items that have been and will be incurred, future requirements for capital expenditures or contractual commitments; Adjusted Earnings (Loss) and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; Adjusted Earnings (Loss) and Adjusted EBITDA do not reflect certain tax payments that represent reductions in cash available to us; Adjusted Earnings (Loss) and Adjusted EBITDA do not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; Adjusted Earnings (Loss) and Adjusted EBITDA do not reflect non-cash compensation that is and will remain a key element of our overall long-term incentive compensation package; Adjusted Earnings (Loss) and Adjusted EBITDA do not reflect the change in fair value due to changes in valuation inputs and other assumptions; Adjusted EBITDA does not reflect the change in fair value resulting from the realization of expected cash flows; and Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our servicing rights related liabilities and corporate debt, although it does reflect interest expense associated with our servicing advance liabilities, master repurchase agreements, mortgage-backed debt, and HMBS related obligations. Because of these limitations, Adjusted Earnings (Loss) and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted Earnings (Loss) and Adjusted EBITDA only as supplements. Users of our financial statements are cautioned not to place undue reliance on Adjusted Earnings (Loss) and Adjusted EBITDA.

Forward-Looking Statements Certain statements in this presentation constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” “targets,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on our current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance, nor should any conclusions be drawn or assumptions be made as to any potential outcome of any strategic review we conduct. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described in the Appendix and in more detail in Item 1A. Risk Factors in our annual and quarterly reports filed with the SEC. In particular (but not by way of limitation), the following important factors, risks and uncertainties could affect our future results, performance and achievements and could cause actual results, performance and achievements to differ materially from those expressed in the forward-looking statements: our ability to operate our business in compliance with existing and future laws, rules, regulations and contractual commitments affecting our business, including those relating to the origination and servicing of residential loans, foreclosure practices, the management of third-party assets and the insurance industry (including lender-placed insurance), and changes to, and/or more stringent enforcement of, such laws, rules, regulations and contracts; scrutiny of our industry by, and potential enforcement actions by, federal and state authorities; the substantial resources (including senior management time and attention) we devote to, and the significant compliance costs we incur in connection with, regulatory compliance and regulatory examinations and inquiries, and any consumer redress, fines, penalties or similar payments we make in connection with resolving such matters; uncertainties relating to interest curtailment obligations and any related financial and litigation exposure (including exposure relating to false claims); potential costs and uncertainties, including the effect on future revenues, associated with and arising from litigation, regulatory investigations and other legal proceedings, and uncertainties relating to the reaction of our key counterparties to the announcement of any such matters; our dependence on U.S. government-sponsored entities and agencies (especially Fannie Mae, Freddie Mac and Ginnie Mae) and their residential loan programs and our ability to maintain relationships with, and remain qualified to participate in programs sponsored by, such entities, our ability to satisfy various existing or future GSE, agency and other capital, net worth, liquidity and other financial requirements applicable to our business, and our ability to remain qualified as a GSE and agency approved seller, servicer or component servicer, including the ability to continue to comply with the GSEs’ and agencies' respective residential loan selling and servicing guides; uncertainties relating to the status and future role of GSEs and agencies, and the effects of any changes to the origination and/or servicing requirements of the GSEs, agencies or various regulatory authorities or the servicing compensation structure for mortgage servicers pursuant to programs of GSEs, agencies or various regulatory authorities; our ability to maintain our loan servicing, loan origination or collection agency licenses, or any other licenses necessary to operate our businesses, or changes to, or our ability to comply with, our licensing requirements; our ability to comply with the terms of the stipulated order resolving allegations arising from an FTC and CFPB investigation of Ditech Financial and a CFPB investigation of RMS; operational risks inherent in the mortgage servicing and mortgage originations businesses, including our ability to comply with the various contracts to which we are a party, and reputational risks; risks related to the significant amount of senior management turnover and employee reductions recently experienced by the Company; risks related to our substantial levels of indebtedness, including our ability to comply with covenants contained in our debt agreements or obtain any necessary waivers or amendments, generate sufficient cash to service such indebtedness and refinance such indebtedness on favorable terms, or at all, as well as our ability to incur substantially more debt;

Forward-Looking Statements our ability to renew advance financing facilities or warehouse facilities and maintain adequate borrowing capacity under such facilities; our ability to maintain or grow our residential loan servicing business and our mortgage loan originations business; our ability to achieve our strategic initiatives, particularly our ability to: increase the mix of our fee-for-service business, including by entering into new subservicing arrangements; improve servicing performance; successfully develop our originations capabilities in the consumer and wholesale lending channels; reduce our debt; and execute and realize planned operational improvements and efficiencies, including those relating to our non-core assets; the success of our business strategy in returning us to profitability; changes in prepayment rates and delinquency rates on the loans we service or subservice; the ability of Fannie Mae, Freddie Mac and Ginnie Mae, as well as our other clients and credit owners, to transfer or otherwise terminate our servicing or subservicing rights, with or without cause; a downgrade of, or other adverse change relating to, our servicer ratings or credit ratings; our ability to collect reimbursements for servicing advances and earn and timely receive incentive payments and ancillary fees on our servicing portfolio; our ability to collect indemnification payments and enforce repurchase obligations relating to mortgage loans we purchase from our correspondent clients and our ability to collect in a timely manner indemnification payments relating to servicing rights we purchase from prior servicers; local, regional, national and global economic trends and developments in general, and local, regional and national real estate and residential mortgage market trends in particular, including the volume and pricing of home sales and uncertainty regarding the levels of mortgage originations and prepayments; uncertainty as to the volume of originations activity we will benefit from prior to, and following, the expiration of HARP, which is scheduled to occur on September 30, 2017, including uncertainty as to the number of "in-the-money" accounts we may be able to refinance and uncertainty as to what type of product or government program will be introduced, if any, to replace HARP; risks associated with the reverse mortgage business, including changes to reverse mortgage programs operated by FHA, HUD or Ginnie Mae, our ability to accurately estimate interest curtailment liabilities, our ability to fund HECM repurchase obligations, our ability to fund principal additions on our HECM loans, and our ability to securitize our HECM loans and tails; our ability to realize all anticipated benefits of past, pending or potential future acquisitions or joint venture investments; the effects of competition on our existing and potential future business, including the impact of competitors with greater financial resources and broader scopes of operation; changes in interest rates and the effectiveness of any hedge we may employ against such changes; risks and potential costs associated with technology and cybersecurity, including: the risks of technology failures and of cyber-attacks against us or our vendors; our ability to adequately respond to actual or alleged cyber-attacks; and our ability to implement adequate internal security measures and protect confidential borrower information; risks and potential costs associated with the implementation of new or more current technology, such as MSP, the use of vendors (including offshore vendors) or the transfer of our servers or other infrastructure to new data center facilities; our ability to comply with evolving and complex accounting rules, many of which involve significant judgment and assumptions; risks related to our deferred tax asset, including the risk of an "ownership change" under Section 382 of the Code, changes to existing tax rates or any additional valuation allowance;

Forward-Looking Statements uncertainties regarding impairment charges relating to our goodwill or other intangible assets; risks associated with a material weakness in our internal controls over financial reporting, including the timing and effectiveness of our remediation plan; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; our ability to manage potential conflicts of interest relating to our relationship with WCO; and risks related to our relationship with Walter Energy and uncertainties arising from or relating to its bankruptcy filings and liquidation proceedings, including potential liability for any taxes, interest and/or penalties owed by the Walter Energy consolidated group for the full or partial tax years during which certain of the Company's former subsidiaries were a part of such consolidated group and certain other tax risks allocated to us in connection with our spin-off from Walter Energy. All of the above factors, risks and uncertainties are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors, risks and uncertainties emerge from time to time, and it is not possible for our management to predict all such factors, risks and uncertainties. Although we believe that the assumptions underlying the forward-looking statements (including those relating to our outlook) contained herein are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements included herein may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required under the federal securities laws. If we were in any particular instance to update or correct a forward-looking statement, investors and others should not conclude that we would make additional updates or corrections thereafter except as otherwise required under the federal securities laws. In addition, this presentation may contain statements of opinion or belief concerning market conditions and similar matters. In certain instances, those opinions and beliefs could be based upon general observations by members of our management, anecdotal evidence and/or our experience in the conduct of our business, without specific investigation or statistical analyses. Therefore, while such statements reflect our view of the industries and markets in which we are involved, they should not be viewed as reflecting verifiable views and such views may not be shared by all who are involved in those industries or markets.

Servicing Segment

Servicing Key Metrics

$ in millions

	FY 2016	FY 2015	Q4 2016	Q3 2016	Q4 2015
Servicing fees	$ 674.1	$ 704.0	$ 150.9	$ 171.2	$ 179.3
Incentive and performance fees	60.6	94.8	12.8	14.7	23.9
Ancillary and other fees	92.7	98.2	21.3	22.8	28.4
Servicing revenue and fees	$ 827.4	$ 897.0	$ 185.0	$ 208.7	$ 231.6
Amortization of servicing rights	(20.0)	(24.8)	(8.3)	(5.3)	(5.7)
Other changes in fair value of servicing rights[1]	(236.8)	(244.7)	(48.8)	(60.1)	(65.2)
Changes in valuation inputs of servicing rights	(243.6)	(157.3)	168.5	(25.9)	16.2
Changes in fair value of servicing rights related liabilities	(5.0)	(7.7)	(0.3)	(9.9)	(0.7)
Net servicing revenue and fees	$ 322.0	$ 462.5	$ 296.1	$ 107.5	$ 176.2
AEBITDA/average UPB	9 bps	16 bps	4 bps	8 bps	15 bps
Adjusted Earnings (Loss)/average UPB	(4) bps	3 bps	(8) bps	(5) bps	1 bps
Serviced UPB (in billions)	$ 225.8	$ 246.6	$ 225.8	$ 235.0	$ 246.6
Serviced units (in millions)	1.9	2.1	1.9	2.0	2.1
Average UPB serviced (in billions)	$ 244.1	$ 244.7	$ 230.8	$ 241.5	$ 249.1
Disappearance Rate[2]	15.7%	14.2%	16.8%	17.7%	13.3%

(1) Represents the realization of cash flows (or amortization) of the MSRs accounted for at fair value.

(2) The quarterly portfolio disappearance rate is the weighted average of the disappearance rate for each month in such quarter. The monthly disappearance rate is the annualized exponential rate of dividing the aggregate dollar amount of contractual payments, voluntary prepayments and defaults attributable to mortgage loans in the mortgage loan servicing portfolio during such month by the sum of the unpaid principal balance of the loans in the mortgage loan servicing portfolio at the beginning of such month plus the unpaid principal balance of any mortgage loans added to such portfolio during such month.

Walter INVESTMENT MANAGEMENT CORP.

19

Please refer to the introductory slide of this presentation, as well as additional disclosures in the Appendix, our Form 10-K for the period ended December 31, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Originations Segment

Originations Data by Channel

$ in billions

Pull-Through Adjusted Locked Volume

	FY 2016	FY 2015	Q4 2016	Q3 2016	Q4 2015
Consumer Lending	$ 7.0	$ 7.5	$ 1.8	$ 2.0	$ 1.9
Correspondent Lending	13.6	17.6	3.1	3.8	3.6
	$ 20.6	$ 25.1	$ 4.9	$ 5.8	$ 5.5

Funded Volume

	FY 2016	FY 2015	Q4 2016	Q3 2016	Q4 2015
Consumer Lending	$ 6.7	$ 7.3	$ 1.7	$ 1.6	$ 1.7
Correspondent Lending	13.6	17.8	3.6	3.7	3.9
	$ 20.3	$ 25.1	$ 5.3	$ 5.3	$ 5.6

	FY 2016	FY 2015	Q4 2016	Q3 2016	Q4 2015
Recapture Rate(1)	20%	25%	19%	16%	23%

(1) Recapture rate represents the percent of voluntary UPB payoffs during the period refinanced in to new loans by Ditech. This metric excludes payoffs on non-marketable portfolios, payoffs under $20K UPB, or payoffs prior to 60 days after boarding.

Consumer Lending Originations Economics

bps	FY 2016	FY 2015	Q4 2016	Q3 2016	Q4 2015
Gain on Sale(2)	448	450	424	462	363
Fee Income(3)	35	33	14	40	46
Direct Expenses(3)	(293)	(291)	(267)	(313)	(312)
Direct Margin	190	192	171	189	97

Correspondent Lending Originations Economics

bps	FY 2016	FY 2015	Q4 2016	Q3 2016	Q4 2015
Gain on Sale(2)	71	63	72	83	57
Fee Income(3)	11	11	12	10	12
Direct Expenses(3)	(41)	(34)	(42)	(40)	(36)
Direct Margin	41	40	42	53	33

(2) Calculated on pull-through adjusted locked volume.
(3) Calculated on funded volume.

Q4 2016 Expense Detail

	Consumer Lending	Correspondent Lending	Total
Funded Volume ($MNs)	$ 1,742.3	$ 3,593.6	$ 5,335.9
Direct Expenses (bps)	(267)	(42)	
Direct Expenses ($MNs)	$ 46.5	$ 15.1	$ 61.6
Indirect expenses (4)			20.5
Total expenses (excluding depreciation and amortization)			$ 82.1

(4) Includes support functions and corporate overhead allocations.

Walter INVESTMENT MANAGEMENT CORP.

20

Please refer to the introductory slide of this presentation, as well as additional disclosures in the Appendix, our Form 10-K for the period ended December 31, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Reverse Mortgage Segment $ in millions (1) Representative of servicing fee for on-balance sheet residential loans serviced. (2) Cash generated by origination, purchase and securitization of HECM loans. (3) Funded volumes exclude funded tail volumes.   Reverse Mortgage Key Metrics FY 2016 FY 2016 FY 2015 FY 2015 Q4 2016 Q4 2016 Q3 2016 Q3 2016 Q4 2015 Q4 2015 Interest income $ 450.0 $ 435.6 $ 112.9 $ 112.8 $ 109.6 Interest expense (412.1) (403.8) (102.6) (102.9) (102.6) Net interest margin(1) $ 37.9 $ 31.8 $ 10.3 $ 9.9 $ 7.0 Blended cash generated(2) 38.6 68.8 7.2 9.4 11.0 Fair value of loans and HMBS obligations (17.5) (2.3) (20.0) (0.7) (9.9) Fair value $ 59.0 $ 98.3 $ (2.5) $ 18.6 $ 8.1 Net servicing revenues and fees 31.0 42.6 9.9 7.2 8.1 Other 5.7 6.7 1.0 1.2 2.0 Total revenue $ 95.7 $ 147.6 $ 8.4 $ 27.0 $ 18.2 Funded volume(3) $ 439 MN $ 984 MN $ 134 MN $ 148 MN $ 93 MN Securitized volume $ 868 MN $ 1,466 MN $ 246 MN $ 246 MN $ 221 MN Serviced UPB (in billions) $ 20.7 $ 20.1 $ 20.7 $ 20.8 $ 20.1 Serviced units 119,035 121,233 119,035 120,916 121,233 $ in millions

Securitized Reverse Mortgages and VIEs(1) $ in millions Reverse Mortgage - Securitized Portfolio Assets $ 10,433.8 Liabilities $ 10,509.4 $ (75.6) Residual Trusts Assets $ 486.2 Liabilities $ 432.1 $ 54.1 Non-Residual Trusts Assets $ 476.7 Liabilities $ 514.0 $ (37.3) Servicer and Protective Advance Financing Facilities Assets $ 758.4 Liabilities $ 651.4 $ 107.0 Ø Net fair value liability of $75.6 MN in securitized Reverse Mortgage portfolio Ø $54.1 MN of residual interest in legacy Walter Investment portfolio Ø Net fair value liability of $37.3 MN associated with mandatory clean-up call obligation in Non-Residual Trusts Ø $107.0 MN of equity in servicer advance trusts (1) Above presentation excludes impact of overall Walter tax positions and revolving credit facilities-related VIEs Net equity of $48.2 MN is embedded in securitized reverse mortgages and VIEs

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA $ in millions For the Three Months Ended For the Three Months Ended For the Year Ended For the Year Ended For the Three Months Ended For the Three Months Ended For the Year Ended For the Year Ended December 31, 2016 December 31, 2016 December 31, 2016 December 31, 2016 December 31, 2015 December 31, 2015 December 31, 2015 December 31, 2015 Net loss $ (22.2) $ (529.2) $ (117.1) $ (263.2) Adjust for income tax expense (benefit) 49.0 (260.7) (91.1) (141.2) Income (loss) before income taxes 26.8 (789.9) (208.2) (404.4) Add/(Subtract): Goodwill and intangible assets impairment 13.2 326.3 151.0 207.6 Amortization of servicing rights and other fair value adjustments (118.9) 468.0 51.3 408.8 Interest expense 37.0 152.2 37.2 157.8 Depreciation and amortization 13.9 59.4 15.8 69.1 Share-based compensation expense (benefit) (1.1) 6.6 6.6 20.9 Fair value to cash adjustment for reverse loans 20.0 17.5 9.9 2.3 Curtailment expense — — 7.4 30.4 Legal and regulatory matters 5.0 7.2 18.8 26.0 Restructuring and exit costs 14.4 25.8 3.0 11.6 Other(1) 33.0 49.8 8.4 19.6 Sub-total 16.5 1,112.8 309.4 954.1 Adjusted EBITDA $ 43.3 $ 322.9 $ 101.2 $ 549.7 Please note that numbers may not foot due to rounding (1) Includes severance, net gain on extinguishment of debt, the net impact of the Non-Residual Trusts, transaction and integration costs, and certain non-recurring costs.

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Earnings (Loss)

($ in millions, except per share amounts)

	For the Three Months Ended December 31, 2016	For the Year Ended December 31, 2016	For the Three Months Ended December 31, 2015	For the Year Ended December 31, 2015
Net loss	$ (22.2)	$ (529.2)	$ (117.1)	$ (263.2)
Adjust for income tax expense (benefit)	49.0	(260.7)	(91.1)	(141.2)
Income (loss) before income taxes	26.8	(789.9)	(208.2)	(404.4)
Add/(Subtract):				
Goodwill and intangible assets impairment	13.2	326.3	151.0	207.6
Changes in fair value due to changes in valuation inputs and other assumptions	(176.4)	209.4	(20.1)	137.2
Non-cash interest expense	3.3	12.8	2.6	12.1
Share-based compensation expense (benefit)	(1.1)	6.6	6.6	20.9
Fair value to cash adjustment for reverse loans	20.0	17.5	9.9	2.3
Curtailment expense	—	—	7.4	30.4
Legal and regulatory matters	5.0	7.2	18.8	26.0
Restructuring and exit costs	14.4	25.8	3.0	11.6
Other[(1)]	30.1	53.0	7.9	16.9
Adjusted Earnings (Loss) [(2)]	$ (64.7)	$ (131.3)	$ (21.1)	$ 60.6
Tax expense (benefit) at estimated effective tax rate of 38%	(24.6)	(49.9)	(8.0)	23.0
Adjusted Earnings (Loss) after tax	$ (40.1)	$ (81.4)	$ (13.1)	$ 37.6
Adjusted Earnings (Loss) after taxes per common and common equivalent share	$ (1.10)	$ (2.26)	$ (0.35)	$ 1.00
Weighted-average common and common equivalent shares outstanding — basic and diluted	36.4	36.0	37.0	37.6

Please note that numbers may not foot due to rounding

(1) Includes the net provision for the repurchase of loans sold, non-cash interest income, severance, net gain on extinguishment of debt, interest income on unrestricted cash and cash equivalents, the net impact of the Non-Residual Trusts, the provision for loan losses, Residual Trust cash flows, transaction and integration costs, servicing fee economics, and certain non-recurring costs.

(2) We revised our method of calculating Adjusted Earnings (Loss) beginning with the Form 10-K for the fiscal year ended December 31, 2016 to eliminate adjustment for step-up depreciation and amortization, which represents depreciation and amortization costs related to the increased basis in assets (including servicing rights and subservicing contracts) acquired within business combination transactions. Prior period amounts have also been adjusted to reflect this revision.

Walter INVESTMENT MANAGEMENT CORP.

24

Please refer to the introductory slide of this presentation, as well as additional disclosures in the Appendix, our Form 10-K for the period ended December 31, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA by Segment

($ in millions)	For the three months ended December 31, 2016				
	Servicing	**Originations**	**Reverse Mortgage**	**Other**	**Total Consolidated**
Income (loss) before income taxes	**$ 83.5**	**$ 21.4**	**$ (39.6)**	**$ (38.5)**	**$ 26.8**
ADJUSTED EARNINGS (LOSS)					
Non-cash interest expense	0.7	—	—	2.6	3.3
Share-based compensation expense (benefit)	(0.1)	0.4	—	(1.4)	(1.1)
Fair value to cash adjustment for reverse loans	—	—	20.0	—	20.0
Changes in fair value due to changes in valuation inputs and other assumptions	(176.4)	—	—	—	(176.4)
Goodwill and intangible assets impairment	13.2	—	—	—	13.2
Legal and regulatory matters	5.0	—	—	—	5.0
Restructuring and exit costs	4.2	1.0	4.9	4.3	14.4
Other[1]	22.6	9.5	(0.4)	(1.7)	30.1
Total adjustments	(130.8)	11.0	24.4	3.8	(91.6)
Adjusted Earnings (Loss)[2]	**(47.3)**	**32.4**	**(15.2)**	**(34.7)**	**(64.8)**
ADJUSTED EBITDA					
Depreciation and amortization	10.6	2.0	1.3	—	13.9
Amortization of servicing rights and other fair value adjustments	57.1	—	0.4	—	57.6
Interest expense on debt	1.0	—	—	32.8	33.7
Other[3]	1.7	1.2	0.1	—	2.9
Total adjustments	70.4	3.1	1.8	32.8	108.1
Adjusted EBITDA	**$ 23.1**	**$ 35.5**	**$ (13.4)**	**$ (1.9)**	**$ 43.3**

Please note that numbers may not foot due to rounding

(1) Includes the net provision for the repurchase of loans sold, non-cash interest income, severance, net gain on extinguishment of debt, interest income on unrestricted cash and cash equivalents, the net impact of the Non-Residual Trusts, the provision for loan losses, Residual Trust cash flows, transaction and integration costs; servicing fee economics; and certain non-recurring costs.

(2) We revised our method of calculating Adjusted Earnings (Loss) beginning with the Form 10-K for the fiscal year ended December 31, 2016 to eliminate adjustment for step-up depreciation and amortization, which represents depreciation and amortization costs related to the increased basis in assets (including servicing rights and subservicing contracts) acquired within business combination transactions. Prior period amounts have also been adjusted to reflect this revision.

(3) Includes severance, net gain on extinguishment of debt, the net impact of the Non-Residual Trusts, transaction and integration costs, and certain non-recurring costs.

Walter INVESTMENT MANAGEMENT CORP.

25

Please refer to the introductory slide of this presentation, as well as additional disclosures in the Appendix, our Form 10-K for the period ended December 31, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA by Segment

($ in millions)	For the year ended December 31, 2016				
	Servicing	Originations	Reverse Mortgage	Other	Total Consolidated
Income (loss) before income taxes	**$ (690.4)**	**$ 135.1**	**$ (84.5)**	**$ (150.0)**	**$ (789.8)**
ADJUSTED EARNINGS (LOSS)					
Non-cash interest expense	1.5	—	—	11.2	12.8
Share-based compensation expense (benefit)	5.0	1.0	1.0	(0.5)	6.6
Fair value to cash adjustment for reverse loans	—	—	17.5	—	17.5
Changes in fair value due to changes in valuation inputs and other assumptions	209.4	—	—	—	209.4
Goodwill and intangible assets impairment	319.6	—	6.7	—	326.3
Legal and regulatory matters	7.2	—	—	—	7.2
Restructuring and exit costs	11.6	3.1	5.4	5.6	25.8
Other[1]	40.9	14.5	4.0	(6.3)	53.0
Total adjustments	595.2	18.7	34.7	10.0	658.5
Adjusted Earnings (Loss)[2]	**(95.2)**	**153.8**	**(49.9)**	**(140.0)**	**(131.3)**
ADJUSTED EBITDA					
Depreciation and amortization	44.4	8.9	6.1	—	59.4
Amortization of servicing rights and other fair value adjustments	256.9	—	1.8	—	258.6
Interest expense on debt	6.5	—	—	132.9	139.4
Other[3]	(1.6)	(1.9)	0.2	0.2	(3.2)
Total adjustments	306.2	7.0	8.0	133.1	454.2
Adjusted EBITDA	**$ 210.9**	**$ 160.7**	**$ (41.9)**	**$ (6.9)**	**$ 322.9**

Please note that numbers may not foot due to rounding

(1) Includes the net provision for the repurchase of loans sold, non-cash interest income, severance, net gain on extinguishment of debt, interest income on unrestricted cash and cash equivalents, the net impact of the Non-Residual Trusts, the provision for loan losses, Residual Trust cash flows, transaction and integration costs; servicing fee economics; and certain non-recurring costs.

(2) We revised our method of calculating Adjusted Earnings (Loss) beginning with the Form 10-K for the fiscal year ended December 31, 2016 to eliminate adjustment for step-up depreciation and amortization, which represents depreciation and amortization costs related to the increased basis in assets (including servicing rights and subservicing contracts) acquired within business combination transactions. Prior period amounts have also been adjusted to reflect this revision.

(3) Includes severance, net gain on extinguishment of debt, the net impact of the Non-Residual Trusts, transaction and integration costs, and certain non-recurring costs.

Walter INVESTMENT MANAGEMENT CORP.

26

Please refer to the introductory slide of this presentation, as well as additional disclosures in the Appendix, our Form 10-K for the period ended December 31, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA by Segment

($ in millions)	For the three months ended December 31, 2015				
	Servicing	Originations	Reverse Mortgage	Other	Total Consolidated
Income (loss) before income taxes	**$ (148.6)**	**$ 12.3**	**$ (30.5)**	**$ (41.4)**	**$ (208.2)**
ADJUSTED EARNINGS (LOSS)					
Non-cash interest expense	(0.2)	—	—	2.8	2.6
Share-based compensation expense (benefit)	4.2	1.8	0.6	(0.1)	6.6
Fair value to cash adjustment for reverse loans	—	—	9.9	—	9.9
Changes in fair value due to changes in valuation inputs and other assumptions	(20.1)	—	—	—	(20.1)
Goodwill impairment	151.0	—	—	—	151.0
Curtailment expense	—	—	7.4	—	7.4
Legal and regulatory matters	18.2	—	0.6	—	18.8
Restructuring and exit costs	0.7	1.6	0.7	—	3.0
Other[1]	2.2	0.7	(0.1)	5.1	7.9
Total adjustments	156.1	4.2	19.1	7.8	187.1
Adjusted Earnings (Loss)[2]	**7.5**	**16.4**	**(11.4)**	**(33.6)**	**(21.1)**
ADJUSTED EBITDA					
Depreciation and amortization	11.1	2.7	1.9	—	15.8
Amortization of servicing rights and other fair value adjustments	70.9	—	0.5	—	71.4
Interest expense on debt	1.8	—	—	32.8	34.5
Other[3]	(0.9)	1.3	—	0.2	0.6
Total adjustments	82.9	4.1	2.4	33.0	122.3
Adjusted EBITDA	**$ 90.4**	**$ 20.5**	**$ (9.0)**	**$ (0.7)**	**$ 101.2**

Please note that numbers may not foot due to rounding

[1] Includes the net provision for the repurchase of loans sold, non-cash interest income, severance, net gain on extinguishment of debt, interest income on unrestricted cash and cash equivalents, the net impact of the Non-Residual Trusts, the provision for loan losses, Residual Trust cash flows, transaction and integration costs; servicing fee economics; and certain non-recurring costs.

[2] We revised our method of calculating Adjusted Earnings (Loss) beginning with the Form 10-K for the fiscal year ended December 31, 2016 to eliminate adjustment for step-up depreciation and amortization, which represents depreciation and amortization costs related to the increased basis in assets (including servicing rights and subservicing contracts) acquired within business combination transactions. Prior period amounts have also been adjusted to reflect this revision.

[3] Includes severance, net gain on extinguishment of debt, the net impact of the Non-Residual Trusts, transaction and integration costs, and certain non-recurring costs.

Walter INVESTMENT MANAGEMENT CORP.

27

Please refer to the introductory slide of this presentation, as well as additional disclosures in the Appendix, our Form 10-K for the period ended December 31, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA by Segment

($ in millions)	For the year ended December 31, 2015				
	Servicing	**Originations**	**Reverse Mortgage**	**Other**	**Total Consolidated**
Income (loss) before income taxes	**$ (269.8)**	**$ 123.5**	**$ (112.3)**	**$ (145.9)**	**$ (404.4)**
ADJUSTED EARNINGS (LOSS)					
Non-cash interest expense	1.3	—	—	10.8	12.1
Share-based compensation expense (benefit)	12.7	5.6	2.4	0.3	20.9
Fair value to cash adjustment for reverse loans	—	—	2.3	—	2.3
Changes in fair value due to changes in valuation inputs and other assumptions	137.2	—	—	—	137.2
Goodwill impairment	151.0	—	56.5	—	207.6
Curtailment expense	—	—	30.4	—	30.4
Legal and regulatory matters	20.4	—	5.6	—	26.0
Restructuring and exit costs	6.5	2.6	1.6	0.9	11.6
Other[(1)]	3.8	1.3	0.3	11.5	16.9
Total adjustments	332.9	9.4	99.2	23.5	465.0
Adjusted Earnings (Loss)[(2)]	**63.1**	**133.0**	**(13.1)**	**(122.4)**	**60.6**
ADJUSTED EBITDA					
Depreciation and amortization	45.4	15.8	7.9	—	69.1
Amortization of servicing rights and other fair value adjustments	269.5	—	2.1	—	271.6
Interest expense on debt	8.8	—	—	136.9	145.7
Other[(3)]	(6.6)	8.8	0.1	0.3	2.7
Total adjustments	317.2	24.6	10.1	137.3	489.1
Adjusted EBITDA	**$ 380.3**	**$ 157.6**	**$ (3.1)**	**$ 14.9**	**$ 549.7**

Please note that numbers may not foot due to rounding

(1) Includes the net provision for the repurchase of loans sold, non-cash interest income, severance, net gain on extinguishment of debt, interest income on unrestricted cash and cash equivalents, the net impact of the Non-Residual Trusts, the provision for loan losses, Residual Trust cash flows, transaction and integration costs; servicing fee economics; and certain non-recurring costs.

(2) We revised our method of calculating Adjusted Earnings (Loss) beginning with the Form 10-K for the fiscal year ended December 31, 2016 to eliminate adjustment for step-up depreciation and amortization, which represents depreciation and amortization costs related to the increased basis in assets (including servicing rights and subservicing contracts) acquired within business combination transactions. Prior period amounts have also been adjusted to reflect this revision.

(3) Includes severance, net gain on extinguishment of debt, the net impact of the Non-Residual Trusts, transaction and integration costs, and certain non-recurring costs.

Walter INVESTMENT MANAGEMENT CORP.

28

Please refer to the introductory slide of this presentation, as well as additional disclosures in the Appendix, our Form 10-K for the period ended December 31, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Reconciliation of Funds Generated in Period to Net Change in Cash and Cash Equivalents

($ in millions)	For the three months ended December 31, 2016	For the year ended December 31, 2016	For the three months ended December 31, 2015	For the year ended December 31, 2015
Adjusted EBITDA	$ 43.3	$ 322.9	$ 101.2	$ 549.7
Less:				
Cash Interest Expense on Corporate Debt	(43.7)	(123.4)	(46.4)	(128.9)
Cash Taxes/Refund	(90.0)	(61.9)	1.1	1.6
Capital Expenditures	(3.7)	(32.9)	(11.0)	(27.8)
Funds Generated (Utilized) in Period	$ (94.1)	$ 104.7	$ 44.9	$ 394.6
Investing and Financing activity and other uses of Funds Generated in Period:				
Investment in retained OMSRs[(1)]	(48.5)	(197.0)	(63.3)	(306.7)
Net investment in originations activity[(2)]	(10.4)	(13.1)	(20.3)	(10.1)
Net activity for servicing advances	(52.4)	(16.3)	(52.1)	51.9
Net investment in reverse mortgage activity	(171.8)	(138.4)	46.8	(58.1)
Net proceeds from servicing rights related liabilities, net of payments	(1.5)	12.2	50.2	43.4
Acquisitions, including related transaction costs[(3)]	(13.0)	(30.4)	(31.4)	(273.4)
Proceeds from sales of servicing rights and trading securities	245.4	281.0	—	70.4
Net payments of corporate debt	—	(32.0)	(30.2)	(92.8)
Other working capital	85.2	51.0	(10.4)	63.5
Change in Cash and Cash Equivalents	$ (61.1)	$ 21.7	$ (65.8)	$ (117.3)
Cash flows provided by (used in) operating activities	76.8	451.9	(162.6)	(48.1)
Cash flows provided by (used in) investing activities	404.9	699.8	46.6	(454.9)
Cash flows provided by (used in) financing activities	(542.8)	(1,130.0)	50.2	385.7
Total change in cash and cash equivalents	(61.1)	21.7	(65.8)	(117.3)

(1) Represents originated MSRs that have been capitalized upon transfer of loans.
(2) Represents originations activity including purchases and originations of residential loans held for sale, proceeds from sale and payments on residential loans held for sale, net change in master repurchase agreements associated with residential loans held for sale and total net gains on sales of loans less gain on capitalized servicing rights.
(3) Represents payments for acquisitions of businesses net of cash acquired, acquisitions of servicing rights and transaction and integration costs incurred as a result.

Walter Investment Management Corp.

29

Please refer to the introductory slide of this presentation, as well as additional disclosures in the Appendix, our Form 10-K for the period ended December 31, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.